Exhibit 99.1

P.O. Box 25099  •  Richmond, VA 23260  •  Phone: (804) 359-9311  •  Fax: (804) 254-3594

PRESS RELEASE

CONTACT:	Karen M. L. Whelan		RELEASE:	Immediately
	Phone:	(804) 359-9311
	Fax:	(804) 254-3594
	Email:	investor@universalleaf.com

Universal Corporation Announces Conference Call

Richmond, VA, October 31, 2006 / PRNEWSWIRE

Universal Corporation (NYSE:UVV) will webcast its conference call on November 7, 2006, following the release of its results for the second quarter of fiscal year 2007 after market close on that date. The conference call will begin at 5:00 p.m. Eastern Time and will be hosted by Karen M. L. Whelan, Vice President and Treasurer.

A live webcast of the conference call will be available online on a listen-only basis at www.universalcorp.com. A replay of the webcast conference call will be available at that site for three months. A taped replay of the call will also be available for one week from 8:00 p.m. Eastern Time on November 7th at (888) 203-1112.

All remarks made during the conference call will be current at the time of the call, and the language of the call will not be updated to reflect subsequent material developments.

While news media representatives will not be able to ask questions during the webcast, they are welcome to monitor the remarks on a listen-only basis. The use of any comments made by Universal employees or other participants during the call will be restricted for background use only and not for attribution. The contents of the presentation are the property of Universal Corporation, protected by copyright law, and may not be reproduced in any form without the written permission of Universal Corporation. Rebroadcast of the copyrighted call or any portion thereof is prohibited.

Headquartered in Richmond, Virginia, Universal Corporation has operations in tobacco and agri-products. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

# # #